SPECIAL SHAREHOLDERS MEETING

On July 25, 2000, a Special Shareholders' meeting was held and adjourned as necessary. Shareholders of each Calamos Fund were asked to vote on three issues: election of the five members to the Board of Trustees, ratification of Ernst & Young LLP as independent auditors, and approval of the new investment management agreement with Calamos Asset Management, Inc. The following are the results for each -issue:

1)       Election of Trustees

         John P. Calamos            10,915,544                64,356
         Nick P. Calamos            10,912,877                67,023
         Richard J. Dowen           10,906,873                73,028
         Robert Frost               10,913,237                66,663
         William A. Kaun            10,912,086                67,814

2) Ratification of the selection of Ernst & Young LLP as independent auditors for the current fiscal year.

         Convertible Fund
         For               Against        Abstain
         5,874,887         21,754          23,250

         Convertible Growth & Income Fund
         For               Against        Abstain
         1,325,377          6,509           9,843

         Market Neutral Fund
         For               Against        Abstain
         1,587,864          1,161           5,223

         Growth Fund
         For               Against        Abstain
           886,112          6,193           1,838

         Global Convertible Fund
         For               Against        Abstain
         1,183,150              0           2,460

         High Yield Fund
         For               Against        Abstain
            44,279              0               0

3) Approval of new investment management agreement with Calamos Asset Management, Inc.

         Convertible Fund
         For               Against          Abstain         Broker Non-Votes
         4,349,343         271,006           67,389            1,232,153

         Convertible Growth & Income Fund
         For               Against          Abstain         Broker Non-Votes
           957,652          49,592           17,581              316,904

         Market Neutral Fund
         For               Against          Abstain         Broker Non-Votes
         1,189,038          27,038           14,691              459,156

         Growth Fund
         For               Against          Abstain         Broker Non-Votes
           632,676          20,261            5,096             236,111

         Global Convertible Fund
         For               Against          Abstain         Broker Non-Votes
           822,063          10,324            6,764             346,460

         High Yield Fund
         For               Against          Abstain         Broker Non-Votes
            44,279               0                0                   0